Exhibit 99.3

GlucoTrack Closes $10 Million Underwritten Public Offering of Common Stock

Rutherford, NJ, April 17, 2023 (GLOBE NEWSWIRE) — GlucoTrack, Inc. (Nasdaq: GCTK) (“GlucoTrack” or the “Company”), a medical device and digital health platform company focused on diabetes and prediabetes, announced the closing of a firm commitment underwritten public offering of shares of its common stock with gross proceeds to the Company expected to be approximately $10.0 million, before deducting underwriting discounts and other estimated expenses payable by the Company. The offering consisted of 7,352,942 shares of common stock and pre-funded warrants to purchase shares of common stock at a price to the public of $1.36 per share (less $0.001 in exercise price per pre-funded warrant).

The Company intends to use the net proceeds from this offering primarily for working capital and general corporate purposes, which may include, without limitation, engaging in acquisitions or other business combinations or investments, sales and marketing activities, general and administrative matters and capital expenditures.

Aegis Capital Corp. acted as the sole book-running manager for the offering.

The offering was made pursuant to an effective shelf registration statement on Form S-3 (No. 333- 259664) previously filed with the U.S. Securities and Exchange Commission (the “SEC”) and declared effective by the SEC on September 27, 2021. A final prospectus supplement and accompanying prospectus (collectively, the “Prospectus”) describing the terms of the proposed offering was filed with the SEC and is available on the SEC’s website located at http://www.sec.gov. Electronic copies of the Prospectus may be obtained by contacting Aegis Capital Corp., Attention: Syndicate Department, 1345 Avenue of the Americas, 27th floor, New York, NY 10105, by email at syndicate@aegiscap.com, or by telephone at (212) 813-1010.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About GlucoTrack, Inc.

GlucoTrack, Inc. (NASDAQ: GCTK), (formerly known as Integrity Applications, Inc.) is focused on the design, development, and commercialization of novel technologies for people with diabetes and prediabetes. The Company’s initial product, GlucoTrack®, is a proprietary non-invasive glucose monitoring device designed to obtain glucose level measurements without the pain, incremental cost, difficulty, or discomfort of conventional invasive finger stick devices. For more information, please visit and http://www.glucotrack.com.

Investor Contact: investors@glucotrack.com

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements contained in this news release that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “expect”, “plan” and “will” are intended to identify forward-looking statements. Readers are cautioned that certain important factors may affect GlucoTrack’s actual results and could cause such results to differ materially from any forward-looking statements that may be made in this news release. Factors that may affect GlucoTrack’s results include, but are not limited to, the ability of GlucoTrack to raise additional capital to finance its operations (whether through public or private equity offerings, debt financings, strategic collaborations or otherwise); risks relating to the receipt (and timing) of regulatory approvals (including FDA approval); risks relating to enrollment of patients in, and the conduct of, clinical trials; risks relating to its current and future distribution agreements; risks relating to its ability to hire and retain qualified personnel, including sales and distribution personnel; and the additional risk factors described in GlucoTrack’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including its Annual Report on Form 10-K for the year ended December 31, 2022 as filed with the SEC on March 31, 2023.